EXHIBIT 23.4
Consent of GLJ Petroleum Consultants Ltd.,
Independent Petroleum Engineering Consultants

LETTER OF CONSENT

Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8
Re: Consent of Independent Petroleum Consultants

To Whom It May Concern:
We consent to the use of our name and our reports with respect to the reserves data of Canadian Natural Resources Limited (the "Company"), and the information derived from our reports, included and incorporated by reference in the Company's

(i)	Annual Report on Form 40-F for the year ended December 31, 2017 and

(ii)	Registration Statements on Form F-10 (File Nos. 333-219366 and 333-219367) filed with the Securities and Exchange Commission.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

"Originally Signed by"

Tim R. Freeborn, P. Eng.
Vice President
Mineable Oil Sands and Shales
Date: March 21, 2018
Calgary, Alberta
CANADA

4100, 400 – 3rd Ave SW Calgary, AB, Canada T2P 4H2 · tel 403 266-9500 · gljpc.com